PURCHASE AGREEMENT

This Purchase Agreement (the "Agreement") entered into as of the 8th day of April, 2002 (the "Effective Date") by and between Enavis Networks, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter "Enavis") with offices at 1201 W. Cypress Creek Road, Ft. Lauderdale, FL 33309 and RateXchange, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter "RateXchange") with offices at 100 Pine Street, Suite 500, San Francisco, CA 94111.

WHEREAS, RateXchange has clear title and has the right to sell the Hardware identified in this Agreement;

WHEREAS, Enavis desires to buy-back certain Hardware products as defined in Exhibit A;

NOW THEREFORE, in consideration of the mutual promises and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

          1.1 "Acceptance" shall mean Enavis' acknowledgement of the successful completion of the diagnostic evaluation described in sections 3.4 and 3.5, herein.

          1.2 "Hardware" shall mean the hardware equipment, accessories and/or spares as defined in Exhibit A hereto.

          1.3 "Delivery" shall be on an F.O.B basis; meaning RateXchange will be responsible for delivering the Products to the carrier, and at the place, chosen by Enavis. RateXchange shall make Delivery of the Products at Global Integration, Denver, Colorado.

          1.4 "Purchase Order" shall mean a written purchase order identifying the Hardware ordered, requested delivery date(s) and requirements to enable RateXchange to fulfill the order.

2.   ORDERS

          2.1 Enavis shall order the Hardware from RateXchange by submitting a written purchase order identifying the Hardware Enavis is buying back and specifying the requirements to enable RateXchange to fulfill the order.

3.   DELIVERY; TITLE AND RISK OF LOSS

          3.1. RateXchange hereby represents and warrants to Enavis that it has clear title to, or the right to sell, the Hardware specified in this Agreement, as defined in Exhibit A hereto and the Hardware is free and clear of all claims, liens and encumbrances.

          3.2. RateXchange will provide Enavis with the total number of containers, including packing list, for shipment verification. RateXchange will bear all transportation and delivery charges for any Hardware not shipped with the original shipment and deemed to be part of this Agreement as defined in Exhibit A hereto.

          3.3. All Hardware was decommissioned, according to industry standards, and that the Hardware is in proper working conditions according to the published specifications.


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          3.4.  Upon  signing this  agreement,  Enavis will unpack and perform a complete diagnostic test of the Miami T::DAX that is currently in Enavis' Clearwater, FL facility. Enavis will complete this diagnostic test without unreasonable delay. Enavis shall notify RateXchange two (2) business day prior to the diagnostic testing schedule giving RateXchange the opportunity to witness this process. If the results of the diagnostic testing demonstrate that this system was not decommissioned properly, this Agreement may be cancelled by Enavis without any further obligation to RateXchange and the equipment shall be returned to RateXchange without delay, however, RateXchange expressly reserves the right to receive a written copy of the diagnostic testing report. RateXchange will then be responsible for transportation and delivery charges to RateXchange's facility.

          3.5. Upon receipt of all remaining 8 T::DAX Systems from RateXchange, Enavis will perform a complete inventory of the equipment. Enavis will notify RateXchange of any missing Hardware, giving RateXchange the opportunity to ship the missing Hardware to Enavis' Clearwater facility. Once received, Enavis will retain the right to perform diagnostic testing on the Hardware as described in
Article 3.4. In the event that RateXchange cannot deliver the missing Hardware, Enavis will modify the Purchase Order given to RateXchange by deducting 8% of RateXchange's Purchase Price of such missing Hardware, from the value of the Enavis Purchase Order. Upon Acceptance, RateXchange shall be entitled to invoice the sum of the modified Purchase Order value.

          3.6. Title to Hardware delivered hereunder and all risk of loss or damage thereto shall pass to Enavis upon Delivery of the Hardware. Enavis shall exercise their right to return the equipment given the failure of the diagnostic testing on the Hardware, or 20 days from delivery whichever occurs first.
Enavis' Acceptance shall occur upon completion of the diagnostic testing. RateXchange will invoice equipment upon delivery to Enavis with terms of Net 45 days.

4.   PRICES

          The purchase price for Hardware ordered through a Purchase Order under this Agreement shall be Two Hundred Thousand United States Dollars ($200,000.00). All prices exclude shipping and taxes, which costs shall be borne by Enavis.

5.   PAYMENT

          All amounts due to RateXchange shall be invoiced upon Acceptance. Payment shall be made within 30 days of receipt of the invoice.

6.   PACKAGING

         Hardware ordered by Enavis shall be packed for shipment and storage in accordance with industry standard commercial practices.

7.   CONFIDENTIALITY

          7.1 Each party acknowledges that in the course of their business, each may be exposed to certain confidential and/or proprietary information held or disclosed by the other party (the "Disclosing Party") regarding it's business or products, including but not limited to the Hardware, Software and related documentation delivered to Vendor (collectively hereinafter referred to as "Confidential Information"). Any party who receives Confidential Information (the "Receiving Party") shall exercise a reasonable standard of care to maintain and protect the confidentiality of the Confidential Information, during and after the expiration or termination of this Agreement, and, unless otherwise agreed to in writing, shall not reproduce, disclose, license, publish or otherwise make available such information to any third party, including affiliates and subsidiaries, other than the Receiving Party's employees who require such access consistent with use approved by the Disclosing Party under this Agreement.

          7.2 These restrictions shall not apply to information or material that
(a) was in the Receiving Party's possession before disclosure by the Disclosing Party, (b) is or becomes a matter of public


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knowledge  through  no  fault  of the  Receiving  Party,  (c)  is  independently developed without reliance on the Confidential Information, (d) is rightfully received by the Receiving Party from a third party not under an obligation to the Disclosing Party; or (e) is compelled by law to be disclosed. In the event the Receiving Party is compelled by law to provide or disclose any Confidential Information, whether by court order, administrative agency or otherwise, the Receiving Party shall make every reasonable effort to maintain the maximum degree of protection for the information legally possible, and to notify the Disclosing Party immediately so that the Disclosing Party may take appropriate action in its own behalf.

8.   DISPUTES

         Any dispute that arises out of or relates to this Agreement, or the breach thereof, which cannot be resolved through good faith negotiations between the Parties shall be resolved as follows:

          8.1 The Parties shall submit the dispute to mediation under the rules of the American Arbitration Association ("AAA"). If the dispute is not resolved at the conclusion of mediation, the dispute will be submitted to a AAA three-judge arbitration panel, which will be governed by the United States Arbitration Act. That Act includes the requirement that each party select a judge and those judges will select the third judge that comprises the panel. The mediation or arbitration, as the case may be, shall be held in Ft. Lauderdale, Florida and the mediation shall be in the English language. Any resolution reached through mediation, or award arising out of arbitration (1) shall be limited to a holding for or against a Party, and affording such monetary remedy as is deemed equitable and just within the scope of this Agreement; (2) may not include special, consequential or punitive damages; (3) may in appropriate circumstances include injunctive relief; and (4) may be entered in a court and enforced in accordance with the United States Arbitration Act.

          8.2 Arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitration panel is not empowered to act or grant an award other than based solely on the rights and obligations of the Parties prior to termination. The arbitration panel may not limit, expand or otherwise modify the terms of this Agreement.

          8.3 The prevailing Party shall be entitled to all costs incurred for arbitration or litigation plus reasonable attorney's fees. In the event of mediation, both Parties shall equally share the costs incurred in the mediation including the fees of the mediator.

9.   GENERAL

          9.1 This Agreement constitutes the entire agreement between the parties and supersedes any and all prior written or oral agreements, representations and understandings of the parties relating to the subject matter hereof. Any supplement, modification or waiver of any provision of this Agreement must be in writing and signed by an authorized representative of both parties. If any differences exist between the terms of this Agreement and those contained in a Purchase Order, the terms of this Agreement shall supercede and govern.

          9.2 If any Section or provision of this Agreement, or any portion of any Section or provision thereof, shall for any reason be held to be void, illegal or otherwise unenforceable, all other Section and portions of this Agreement shall nevertheless remain in full force and effect as if such void, illegal or unenforceable portion had never been included herein. The parties agree that in the event such invalid or unenforceable portion is an essential part of this Agreement, they will immediately re-negotiate a new provision to replace the invalid or unenforceable one.

          9.3 If either party ever fails to enforce any right or remedy available to it under this Agreement, the failure shall not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party.

          9.4 The headings in this Agreement are inserted for convenience only and not intended to affect the meaning or interpretation of this Agreement.


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          9.5 This  Agreement  shall be governed by and  construed in accordance with the laws of the State of Florida, without giving effect to its conflicts of law rules and provisions. The application of the United Nations Convention on Contracts for the International Sale of Goods ("CISG") is hereby expressly excluded.

          9.6 This Agreement and all rights and obligations hereunder may not be assigned by either party without the express written consent of the other party, which consent shall not be unreasonably withheld, except that either party may assign its rights and delegate its duties hereunder without such consent in the event that either party sells or transfers all or substantially all of its assets, or through a merger, reorganization or purchase of stock a third party becomes a successor in interest to such business, or otherwise undergoes a change in control. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns.

          9.7 Notwithstanding the expiration or termination of this Agreement, it is agreed that those rights and obligations which by their nature and context are intended to survive such expiration or termination shall survive, including without limitation the provisions relating, confidentiality, and the making of all payments due hereunder for Hardware delivered.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives identified below on the date first written above.

ENAVIS NETWORKS, INC.                        RATEXCHANGE, INC.

By:                                          By:
   ------------------------------------         --------------------------------

Name:                                        Name:
     ----------------------------------           ------------------------------

Title:                                       Title:
      ---------------------------------            -----------------------------

Date:                                        Date:
     ----------------------------------           ------------------------------


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